Legal Research Center. Inc.
----------------------------                      -----------------------------
Name of Investor                                  Social Security Number or EIN

                        INTEGRITY INTERACTIVE CORPORATION

                             SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT by and between the investor named above (the "Investor" or, with respect to Legal Research Center, Inc.. "ERG") and INTEGRITY INTERACTIVE CORPORATION, a Delaware corporation with offices at 300 Fifth Avenue, Waltham, Massachusetts 02451 (the "Company"). The Company is offering to accept from potential investors up to $600,000 in subscriptions for Shares, as defined below; provided, however, that the Company reserves the right, in its sole discretion to accept subscriptions for more than $600,000.

A.   Number of Shares Subscribed for: 810,000

B.   Total Purchase Price: $500,000

C.   Address of Principal Residence: 331 Second Avenue South
                                     Suite 700
                                     Minneapolis, MN 55401

The Investor acknowledges that the Investor has received and reviewed this Subscription Agreement in its entirety, including without limitation the representations and warranties set out in Section 2 hereof. The Investor and the Company each executes this Subscription Agreement as an instrument under seal.

INVESTOR:
--------

Legal Research Center. Inc.
---------------------------
Print Name of Investor

/s/ C. R. Ljungkull
---------------------------
(Signature)
Name: C. R. Ljungkull
Title: CEO

     The Company hereby accepts this subscription subject to the terms and conditions set forth herein.

     July 18, 2000                             INTEGRITY INTERACTIVE CORPORATION
                                               By: /s/ Carl P. Nelson
                                                  ------------------------------
                                               Name: Carl P. Nelson
                                               Title: President

1. Subscription. Subject to the terms and conditions hereof, the Investor hereby irrevocably subscribes for and agrees to purchase the number of shares of Series A Convertible Preferred Stock of the Company, $.001 par value (the "Preferred Stock"), described in Section A of the cover page (the "Shares") for the Total
Purchase Price set forth in Section B of the cover page. The rights and privileges of the Preferred Stock shall be substantially as set forth in the Preferred Stock Terms attached to this Subscription Agreement as Exhibit A. This subscription may only be accepted by the Company's signing the cover page. The effective date of such acceptance by the Company shall be the date set forth on the cover page opposite the Company's signature.

2. Representations and Warranties of the Investor. The Investor understands and acknowledges that (a) the Shares are being offered and sold under one or more of the exemptions from registration provided for in Section 4(2) or Section 3(b) of the Securities Act of 1993, as amended (the "Securities Act"), including Regulation D promulgated thereunder ("Regulation D"), and any applicable state securities laws, (b) the Investor has reviewed the confidential business plan of the Company entitled "Integrity Interactive Business Plan" dated May 1, 2000, and such other material documents of the Company as the Investor has deemed necessary or appropriate for purposes of this offering and this Subscription Agreement (collectively, the "Offering Documents"), and (c) this transaction has not been reviewed or approved by the United States Securities and Exchange Commission or by any regulatory authority charged with the administration of the securities laws of any state or foreign country. The Investor also represents and warrants as follows:

     2.1. Citizenship, Age and Residence. The Investor is a bona fide resident and domiciliary (not a temporary or transient resident) of or has its principal place of business in the state and at the address described in Section C of the cover page and has no present intention of becoming a resident of or moving the location of its principal place of business to any other state or other jurisdiction. If the Investor is a natural person, then Investor is a citizen of the United States and is at least 21 years of age,

     2.2. Sophistication of Investor. The Investor either (i) has a preexisting personal or business relationship with the Company or its controlling persons, such as would enable a reasonably prudent purchaser to be aware of the character and general business and financial circumstances of the Company or its controlling persons, or (ii) by reason of the Investor's business or financial experience, individually or in conjunction with the Investor's unaffiliated professional advisors who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, is capable of evaluating the merits and risks of an investment in the Shares, making an informed investment decision and protecting the Investor's own interests in connection with the transactions contemplated hereby.

     2.3. Suitability. The Investor understands and has fully considered for purposes of this investment the risks of this investment and understands that
(i) this investment is suitable only for an investor who is able to bear the economic consequences of losing the Investor's entire investment; (ii) the Company is a start-up enterprise with no significant operating history; (iii) the purchase of the Shares is a speculative investment which involves a high degree of risk of loss by the Investor of the Investor's entire investment, and
(iv) there are substantial restrictions
on the transferability of, and there will be no public market for, the Shares, and accordingly, it may not be possible for the Investor to liquidate the Investor's investment in the Shares.

     2.4. Accredited Investor. The Investor is not an "Accredited Investor" within the meaning of Rule 501 of Regulation D.

     2.5. Lack of Liquidity. The Investor is able (i) to bear the economic risk of this investment, (ii) to hold the Shares for an indefinite period of time, and (iii) to afford a complete loss of the Investor's investment; and represents that the Investor has sufficient liquid assets so that the lack of liquidity associated with this investment will not cause any undue financial difficulties or affect the Investor's ability to provide for the Investor's current needs and possible financial contingencies.

     2.6 Investment Information. The Investor acknowledges that the Offering Documents contain the views of the management of the Company, and that the analysis of the market and of the Company's strategy contained therein represents a subjective assessment about which reasonable persons could disagree.

     2.7. Access to Information. The Investor, in making the Investor's decision to purchase the Shares, has relied solely upon independent investigations made by the Investor and the representations and warranties of the Company contained herein and the Investor has been given (i) access to all material books and records of the Company; (ii) access to all material contracts and documents relating to this offering; and (iii) an opportunity to ask questions of, and to receive answers from, the appropriate executive officers and other persons acting on behalf of the Company concerning the Company and the terms and conditions of this offering, and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth in the Offering Documents. The Investor acknowledges that no valid request to the Company by the Investor for information of any kind about the Company has been refused or denied by the Company or remains unfulfilled as of the date thereof

     2.8. Review of Offering Documents. The Investor has carefully read the Offering Documents, including without limitation this Subscription Agreement. In evaluating the suitability of an investment in the Company, the Investor has not relied upon any representations or other information (whether oral or written) other than as set forth in the Offering Documents or as contained in any documents or answers to questions furnished by the Company.

     2.9. Accuracy of Information. All of the information set forth on the cover page of this Subscription Agreement indicated as applicable to the Investor, is true and correct in all respects.

     2.10. Investment Intent. The Shares are being acquired by the Investor solely for the Investor's own personal account, for investment purposes only, and not with a view to, or in connection with, any resale or distribution thereof; the Investor has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Shares for which the Investor hereby subscribes, or any part thereof, any interest therein or any rights thereto; the Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement; and the Investor understands the legal consequences of the foregoing representations and warranties to mean that the Investor must bear the economic risk of the investment for an indefinite period of time because the Shares have not been registered under the Securities Act and applicable state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws (which the Company is not obligated, and has no current intention, to do) or unless an exemption from such registration is available.

     2.11. No Distribution of Offering Documents. The Investor has not distributed any of the Offering Documents to any other person or party, and the Investor has not used the Offering Documents or any of them for any purposes other than to evaluate the merits of an investment in the Company.

     2.12. Control of Funds. The Investor represents that the funds provided for this investment are separate property of the Investor or are otherwise funds as to which the Investor has the sole right of management.

     2.13. No Brokers. The Investor has not engaged any broker, dealer, finder, commission agent or other similar person in connection with the offer, offer for sale, or sale of the Shares and is not under any obligation to pay any broker's fee or commission in connection with the Investor's investment.

     2.14. Securities Act Compliance. The Investor understands that the Shares have not been registered under the Securities Act, by reason of a specific exemption under the provisions of the Securities Act which depends in part upon the investment intent and the aforesaid representations and warranties of the Investor and that, in issuing the Shares to the Investor, the Company is relying upon said representations and warranties. The Investor also understands that any routine sales of the Shares in reliance upon Rule 144 under the Securities Act, if the provisions of such Rule should then be available as to the Shares, can be made only after the holding period specified in the Rule, in limited amounts, and in accordance with all the terms and conditions of that Rule and that, in the case of securities to which that Rule is not applicable, compliance with Regulation A under the Securities Act or some other exemption will be required. The Investor understands that Rule 144 is not now available as to the Shares. The Investor understands that the Company is under no obligation to register the Shares or to comply with Regulation A or any other exemption under the Securities Act or to supply any information necessary to permit routine sales under Rule 144. The Investor understands that the Company may, if it so desires, permit the transfer of the Shares only when such shares are the subject of an effective registration statement under the Securities Act or when the Company has received an opinion of counsel that such registration is not required under the Securities Act. The Investor agrees to furnish such documentation and undertakings as the Company and its counsel may reasonably require in connection with any such opinion, whether under Rule 144 or some specific exemption under the Act.

3. Representations and Warranties of the Company. The Company represents and warrants to the Investor except as set forth in the Disclosure Schedule (attached as Schedule 1) as follows:

     3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Subscription Agreement and to carry out the transactions contemplated by this Subscription Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing in The Commonwealth of Massachusetts and in any other jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company. The Company has furnished to special counsel to the Investor true and complete copies of its Certificate of Incorporation and By-laws, each as amended to date and presently in effect.

     3.2 Capitalization. The authorized capital stock of the Company (immediately prior to the Closing) consists of (a) 12.000,000 shares of common stock, $0.001 par value per share (the "Common Stock"), of which 7,932,000 shares are issued and outstanding and (b) 973,384 of Series A Convertible Preferred Stock, $0.001 par value per share, none of which is issued or outstanding. At the Closing, the Common Stock and the Preferred Stock will have the voting powers, designations, preferences, rights and qualifications, and limitations or restrictions set forth in the Certificate of Incorporation. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

     3.3 Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Subscription Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, and the shares of Common Stock issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable.

     3.4 Authority for Agreement. The execution, delivery and performance by the Company of this Subscription Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Subscription Agreement has been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Subscription Agreement and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Certificate of Incorporation or By-laws (each as amended to date) or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

     3.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Subscription Agreement, the offer, issuance, sale and delivery of the Shares, or the other transactions to be consummated at the Closing, as contemplated by this Subscription Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing. Based on the representations made by the Investor in Section 2 of this Subscription Agreement, the offer and sale of the Shares to the Investor will be exempt from the registration requirements of applicable Federal and state securities laws.

     3.6 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company, which questions the validity of this Subscription Agreement or the right of the Company to enter into it, or which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company, nor is there any litigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company by reason of the past employment relationships of its employees, the proposed activities of the Company, or negotiations by the Company with possible investors in the Company.

     3.7 Financial Statements. The Company has furnished to the Investor the unaudited balance sheet of the Company as of June 30, 2000 and the related statement of income for the seven-month period ending June 30, 2000 (collectively, the "Financial Disclosure Schedule"). The Financial Disclosure
Schedule is complete, correct and fairly represents the financial position of the Company as of the date thereof and the results of its operations through that date.

     3.8 Events Subsequent to the Date of the Balance Sheet. Since the date of the Balance Sheet and except as specifically provided for hereunder, the Company has not (i) issued any stock, bond, warrant, option or other corporate security,
(ii) split, combined or reclassified its stock; (iii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iv) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (v) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security, (vi) mortgaged, pledged, encumbered or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vii) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or cancelled any debt or claim, (viii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (ix) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (x) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (xi) made any material change in the manner of business or operations of the Company, (xii) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby, (xiii) purchased capital assets or made capital expenditures in excess of $50,000, (xiv) changed accounting methodology, (xv) voluntarily terminated any agreement which would have constituted a material contract other than termination by expiration, (xvi) suffered business interruption or property damage which had or could have a materially adverse effect, or (xvii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     3.9 Absence of Liabilities. Except as set forth in Section 3.9 of the Disclosure Schedule, the Company does not have any liabilities of any type, whether absolute or contingent, which in the aggregate exceed $25,000.

     3.10 Taxes. The Company has filed or has obtained presently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by it, such returns, if any, are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the best of the Company's knowledge, threatened. The Company has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid all such amounts to the appropriate taxing authorities when due.

     3.11 Property and Assets. The Company has good title to, or a valid leasehold interest in, all of its properties and assets, including all properties and assets reflected in the Financial Disclosure Schedule, except those disposed of since the date thereof in the ordinary course of business, and none of such properties or assets is subject to any mortgage, pledge, lieu, security interest, lease, charge or encumbrance other than those the material terms of which are described in the Financial Disclosure Schedule.

     3.12 Intellectual Property

     (a) No third party has claimed or, to the best of the Company's knowledge, has reason to claim that any person employed by or affiliated with the Company, in connection with his or her employment by or affiliation with the Company, (i) has violated or is violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (ii) has disclosed or is disclosing or has utilized or is utilizing any trade secret or proprietary information or documentation of such third party or (iii) has interfered or is interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, none of the execution or delivery of this Subscription Agreement, or the carrying on of business of the Company by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

     (b) Set forth in Section 3.12 of the Disclosure Schedule is a list of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know-how (collectively, "Intellectual Property") necessary for the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company.

     3.13 Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the best of the Company's knowledge, of any provision of any state or Federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to materially adversely affect, the business, prospects, assets or condition, financial or otherwise, of the Company. To the best of the Company's knowledge, neither any founder nor any other employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

     3.14 ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974.

     3.15 Insurance. The Company currently maintains a commercial general liability insurance policy with a general aggregate limit of $2,000,000 as to its properties and business.

     3.16 Subscription Agreement. Each of Carl Nelson, Jonathan H. Cook, Russell
F. Gee and Kirk S. Jordan (collectively, the "Original Investors") has entered into separate subscription agreements ("Purchase Agreement") dated May 31, 2000 with Integrity Interactive Corporation, a Massachusetts corporation (Integrity Interactive--MA) which has since reincorporated as a Delaware corporation. Pursuant to each Original Investor's Purchase Agreement, the Original Investors each purchased 860 shares of Common Stock in Integrity Interactive - MA at a purchase price of $10.00 per share.

     3.17 Convertible Note Purchase Agreement. Each of the Original Investors has entered into a Convertible Note Purchase Agreement ("Convertible Note Purchase Agreement") dated as of May 31, 2000 with Integrity Interactive - MA whereby each Original Investor purchased a note in the original principal amount of $25,000, with interest accruing at the rate of 6.62% per annum (the "Notes"). According to each Original Investor's Convertible Note Purchase Agreement, the principal of each Note (and at the option of the Company any accrued but unpaid interest thereon), shall be treated by the Company as surrendered for cancellation and exchanged into the equity securities issued by the Company at the closing of the next Qualified Financing at the same price and subject to the same terms of the Qualified Financing. "Qualified Financing" shall mean the next sale or related group of sales by the Company of capital stock or securities convertible into capital stock (other than the Notes), in an arms-length transaction which sale generated gross proceeds to the Company of at least $500,000, excluding amounts received by the Company from the sale of the Notes. Upon receipt and acceptance by the Company of at least $500,000 from the Investor or other investors in accordance with the terms and conditions hereof and as part of the transactions contemplated hereby, such investment shall constitute a Qualified Financing under the Convertible Note Purchase Agreement.

     3.18 Restricted Stock Purchase Agreement. Each of Messrs. Cook and Gee entered into a Restricted Stock Purchase Agreement dated May 24, 2000 with Integrity Interactive - MA whereby each of Messrs. Cook and Gee purchased 1,500 shares of Integrity Interactive - MA's Common Stock at a purchase price of $10.00 per share.

     3.19 Common Stock of Integrity Interactive - MA. Each share of Common Stock in Integrity Interactive - MA was subsequently converted into 300 shares of Common Stock of the Company pursuant to an Agreement of Merger dated June 8, 2000 and effective filing of Articles of Merger with the Secretary of the Commonwealth of Massachusetts and the Certificate of Merger with the Secretary of State of the State of Delaware.

     3.20 Material Contracts. Except as set forth in the Disclosure Schedule, the Company is not a party to any written contract, obligation, instrument, corporate restriction or commitment which involves a potential commitment in excess of $25,000 or which is material, to the business, assets, liabilities, financial condition, results of operations or prospects of the Company.


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


     3.21 Disclosures. No representation or warranty by the Company contained in this Subscription Agreement and no statement contained in any of the Disclosure Schedules, certificate or other document or instrument delivered or to be delivered pursuant to this Subscription Agreement by the Company contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading, provided, however, that the Company does not guarantee the achievement of any projections which have been provided to the Investor.

4. Restrictive Legend. The Investor consents to the placement of certain legends on the certificate(s) for the Shares as required by applicable laws, including legends in forms substantially as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND NONE OF SUCH SECURITIES, NOR ANY INTEREST THEREIN, MAY BE SOLD, TRANSFERRED, ASSIGNED, MADE THE SUBJECT OF ANY SECURITY INTEREST, OR OTHERWISE DISPOSED OF, UNLESS THE COMPANY SHALL FIRST HAVE RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH SECURITIES OR INTEREST THEREIN, AND THE PROPOSED DISPOSITION THEREOF, ARE THE SUBJECT OF A CURRENTLY EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAW, OR THAT REGISTRATION UNDER SUCH ACT AND LAW IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CERTAIN SUBSCRIPTION AGREEMENT, BY AND BETWEEN THE COMPANY AND THE HOLDER OF THIS CERTIFICATE, A COPY OF WHICH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY UPON WRITTEN REQUEST THEREFOR.

5. Transferability. The Investor agrees not to transfer or assign this Subscription Agreement, or any of the Investor's interest herein, and further agrees that the assignment and transfer of the Shares acquired pursuant hereto shall be made only in accordance with all applicable laws, this Subscription Agreement and the Company's Certificate of Incorporation, as amended.

6. Revocation. The Investor agrees that the Investor may not cancel, terminate or revoke this Subscription Agreement or any agreement of the Investor made hereunder and that this Subscription Agreement shall survive the death or disability of the Investor and shall be binding upon the Investor's heirs, executors, administrators, successors and assigns.

7. Distribution Agreement. The investment made by LRC hereunder is made in connection with and in accordance with a certain letter agreement between LRC and the Company dated as of

May 3, 2000 (the "Distribution Agreement") and such an investment shall satisfy the condition set forth in Paragraph H thereof.

8. Miscellaneous.

     8.1. Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or first class mail, postage prepaid or express overnight courier service, to the addresses set forth on the cover page hereof.

     8.2. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its conflicts of laws and choice of laws rules.

     8.3. Entire Agreement. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may be amended or superseded only by a writing executed by the parties.

     8.4. Gender. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, the singular number shall include the plural, and the plural shall include the singular.

9. Continuing Effect of Representations, Warranties and Acknowledgments. The Investor and the Company agree that the representations and warranties of
Section 2 and Section 3, respectively, are true and accurate as of the date of this Subscription Agreement and shall be true and accurate as of the date of delivery to and acceptance by the Company of this Subscription Agreement, and shall survive such delivery and acceptance, subject to applicable statute of limitations. If in any respect such representations, warranties and acknowledgments shall not be true and accurate prior to such delivery and acceptance, the Investor or the Company, as the case may be, shall give immediate written notice of such fact to the other party and to their representative(s), if any, specifying which representations and warranties and acknowledgments are not true and accurate and the reasons therefor.

10. Indemnification. The Investor and the Company understand the meaning and legal consequences of their respective representations and warranties contained in Section 2 and Section 3, and each party (the "Indemnifying Party") agrees to indemnify and hold harmless the other party, its officers or any of its affiliates, controlling shareholders, agents, directors, or employees from and against any and all loss, damage or liability (including costs and reasonable attorney's fees) due to or arising out of a breach of any representation, warranty or acknowledgment of the Indemnifying Party contained in this Subscription Agreement, provided however that the Company's liability hereunder shall not exceed the amount of funds received by the Company from the Investor hereunder.

                                    Exhibit A

                              Preferred Stock Terms

                                   Schedule I

                              Disclosure Schedules


     Nothing in these Schedules is intended to broaden the scope of any representation or warranty of the Company contained in the Agreement or to create any covenant on the part of the Company. Inclusion of any item in the Schedules (1) does not represent a determination by the Company that such item
(a) is material, nor shall it be deemed to establish a standard of materiality, or (b) did not arise in the ordinary course of business and (2) shall not constitute, or be deemed to be, an admission to any third party concerning such item by the Company.

     All references to "Section" or "subsection" refer to a Section or subsection in the Agreement, unless the context otherwise requires. All references to "Schedules" refer to one of the Schedules, unless the context otherwise requires. The reference "see attachments" means further information is included in the documents attached to the Schedules, The headings in the Schedules are for convenience of reference only and shall not affect the disclosures contained herein.

     Whenever the Schedules includes descriptions of certain documents or brief summaries of certain aspects of the Company or its business, such descriptions and summaries are qualified by reference to the actual documents or other matters to which they refer.

Section 3.7    Financial Statements

Please see the attached.

Section 3.9    Absence of Liabilities

The following lists the liabilities of the Company as of 6/30/2000:

           Convertible notes                                            $100,000
           Accounts payable in normal course of business                  $6,988
           Accruals for:
                    Consulting fees                                      $25,000
                    Travel reimbursement                                 $36,800
                    Legal                                                 $5,000
                    Asset purchases                                      $13,800
                    Other                                                   $500
                                                                        --------
           Total                                                        $188,088

Section 3.12 Intellectual Property

     The mark is "Integrity Interactive" is presently registered with the United States Patent and Trademark Office in the name of Compliance Systems Legal Group ("CSLG"). CSLG has commenced the process to transfer the registration to the Company.

Section 3.20 Material Contracts

The Company has the following material contracts in effect as of the date hereof:

(a) Joint Development Agreement dated as of November 30, 1999, by and between VIS Development Corporation and the Company

(b) Hosting and Development Agreement dated as of June 30, 2000, by and between VIS Development Corporation and the Company

(c) Letter agreement dated May 3, 2000, by and between the Company and LRC (to be amended and restated (or otherwise superseded) as part of the investment contemplated herein).

The Company is presently negotiating the following agreements:

(a) Master Services Agreement by and between Nextel Communications, Inc. and the Company; and

(b) Letter Agreement by and between the Company and Pinkerton Services Group currently dated as of June 12. 2000.